Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2021 FINANCIAL RESULTS

•Total Q4 Revenue Grew 24% Year-over-Year
•Q4 Subscription Revenue Grew 29% Year-over-Year

SAN MATEO, Calif. – November 9, 2021 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the fourth quarter and fiscal year 2021 ended September 30, 2021.

“We finished fiscal 2021 with a healthy contribution from all of our growth levers. During the fourth quarter, we signed multiple new logos and SaaS transitions, numerous customer base expansions, and we also enjoyed strong renewals across the board. Our results clearly illustrate the success of our strategic focus on the Life Sciences and High Tech verticals and the value our customers place on our mission-critical products,” said Jason Blessing, president and chief executive officer of Model N. “I'm proud of our execution this past year, and I’m optimistic about the opportunity ahead for Model N. We are entering fiscal 2022 with positive momentum.”

Recent Highlights

•Strong performance in Life Sciences Vertical Powered by the Addition of New Customers, Expansions with Existing Customers and SaaS Transition Commitments – Model N continued to bolster its stronghold in the Life Sciences vertical, adding new and expanding with existing customers as well as securing additional commitments for SaaS transitions. During the quarter, the Company signed new agreements with Cerecor and Jazz Pharmaceuticals, among others. Model N also expanded our relationship with AstraZeneca, Fresenius and Viatris. Also in the quarter, two long-time Model N customers committed to SaaS transitions, such as EMD Serono, the biopharmaceutical business of Merck in the U.S. and Canada, as well as Alkermes, a fully integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. EMD Serono and Alkermes are deepening their relationships with the Company and continuing Model N’s success in moving its customers to its cloud platform.

•High Tech Vertical Adds New Customers – In the fourth quarter, the Company demonstrated growing momentum in the High Tech vertical with the addition of Cricut, a $1 billion manufacturer of computer-controlled cutting machines and scanners used for designing in the consumer market, and Ergotron, a global manufacturer of innovative, ergonomic mounting and mobility products for computer monitors, notebooks and flat panels.

•Positioned as a Leader in the IDC MarketScape: Worldwide B2B Price Optimization and Management Applications 2021 Vendor Assessment – During the fourth quarter, Model N was recognized as a leader in a new IDC Marketscape report. The report cited multiple strengths of Model N’s cloud revenue management platform for High Tech, including pricing and Deal Guidance, Readiness for the Future and Value Delivered. IDC noted that, “Because of Model N’s focus on this industry, the suite has highly configurable features and workflows that are tailored for selling in this industry, such as pricing models that support the fast turnover due to technology evolution, deal management, price protection, claims processing, high-tech revenue intelligence and margin optimization, rebates, payouts, and Ship and Debit.” The report further states that organizations in the high-tech hardware and/or semiconductor industries should consider Model N when they “need an end-to-end revenue management solution for managing pricing and channel incentives.”
Fourth Quarter 2021 Financial Highlights
•Revenues: Total revenues were $51.5 million, an increase of 24% from the fourth quarter of fiscal year 2020. Subscription revenues were $38.2 million, an increase of 29% from the fourth quarter of fiscal year 2020. Business Services, acquired from Deloitte, contributed $6.0 million in total revenues for the fourth quarter of fiscal year 2021.

•Gross Profit: Gross profit was $28.8 million, an increase of 16% from the fourth quarter of fiscal year 2020. Gross margin was 56% compared to 60% for the fourth quarter of fiscal year 2020. Non-GAAP gross profit was $31.7 million, an increase of 21% from the fourth quarter of fiscal year 2020. Non-GAAP gross margin was 62% compared to 63% for the fourth quarter of fiscal year 2020. Subscription gross margin was 65% compared to 71% for the fourth quarter of fiscal year 2020. Non-GAAP subscription gross margin was 70% compared to 74% for the fourth quarter of fiscal year 2020. Both GAAP and Non-GAAP gross margins for the fourth quarter of fiscal year 2021 were impacted by the revenue mix coming from the acquisition of Business Services.

•GAAP Income (Loss) and Non-GAAP Income from Operations: GAAP loss from operations was $(2.4) million compared to income from operations of $0.4 million for the fourth quarter of fiscal year 2020. Non-GAAP income from operations was $7.7 million, an increase of 13% from the fourth quarter of fiscal year 2020.

•GAAP Net Loss: GAAP net loss was $(6.1) million compared to a net loss of $(3.7) million for the fourth quarter of fiscal year 2020. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.17) based upon weighted average shares outstanding of 35.9 million compared to net loss per share of $(0.11) for the fourth quarter of fiscal year 2020 based upon weighted average shares outstanding of 34.7 million.

•Non-GAAP Net Income: Non-GAAP net income was $6.6 million, an increase of 31% from the fourth quarter of fiscal year 2020. Non-GAAP net income per diluted share was $0.18 based upon diluted weighted average shares outstanding of 36.5 million compared to non-GAAP net income per diluted share of $0.14 for the fourth quarter of fiscal year 2020 based upon diluted weighted average shares outstanding of 36.4 million.

•Adjusted EBITDA: Adjusted EBITDA was $7.9 million, an increase of 14% from the fourth quarter of fiscal year 2020.

Fiscal Year 2021 Financial Highlights
•Revenues: Total revenues were $193.4 million, an increase of 20% from fiscal year 2020. Subscription revenues were $142.4 million, an increase of 23% from fiscal year 2020. Business Services, which we acquired from Deloitte, contributed $18.5 million in total revenues for fiscal year 2021.

•Gross Profit: Gross profit was $106.8 million, an increase of 12% from fiscal year 2020. Gross margin was 55% compared to 59% for fiscal year 2020. Non-GAAP gross profit was $116.9 million, an increase of 16% from fiscal year 2020. Non-GAAP gross margins were 60% compared to 63% for fiscal year 2020. Subscription gross margin was 65% compared to 70% for fiscal year 2020. Non-GAAP subscription gross margin was 69% compared to 73% for fiscal year 2020. Both GAAP and Non-GAAP gross margins for fiscal year 2021 were impacted by the revenue mix coming from the acquisition of Business Services.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(14.4) million compared to $(6.6) million for fiscal year 2020. Non-GAAP income from operations was $25.3 million, an increase of 22% from fiscal year 2020.

•GAAP Net Loss: GAAP net loss was $(29.7) million compared to $(13.7) million for fiscal year 2020. GAAP basic and diluted net loss per share attributed to common stockholders was $(0.84) based upon weighted average shares outstanding of 35.5 million compared to net loss per share of $(0.40) for fiscal year 2020 based upon weighted average shares outstanding of 34.0 million.

•Non-GAAP Net Income: Non-GAAP net income was $19.8 million, an increase of 16% from fiscal year 2020. Non-GAAP net income per diluted share was $0.54 based upon diluted weighted average shares outstanding of 36.5 million compared to non-GAAP net income per diluted share of $0.48 for fiscal year 2020 based upon diluted weighted average shares outstanding of 35.4 million.

•Adjusted EBITDA: Adjusted EBITDA was $26.0 million, an increase of 22% from fiscal year 2020.

•Cash and Cash Flows: Cash and cash equivalents as of September 30, 2021 totaled $165.5 million. Net cash provided by operating activities was $19.6 million for fiscal year 2021 compared with $14.4 million in fiscal year 2020. Free cash flow was $18.5 million for fiscal year 2021 compared with $13.8 million in fiscal year 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.
Guidance
As of November 9, 2021, we are providing guidance for the first quarter fiscal year 2022 and issuing guidance for the full fiscal year ending September 30, 2022.

(in $ millions, except per share)	First Quarter Fiscal 2022	Full Year Fiscal 2022
Total revenues	49.5 – 50.0	211.0 – 214.0
Subscription revenues	37.0 – 37.5	152.0 – 155.0
Non-GAAP income from operations	4.3 – 4.8	22.0 – 24.0
Non-GAAP net income per share	0.08 – 0.09	0.44 – 0.49
Adjusted EBITDA	4.5 – 5.0	23.0 – 25.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2021 ended September 30, 2021. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 23, 2021, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13723796.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2022 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and our ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

Judith Rich
Model N, Inc.
516-884-6879
jrich@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2021	As of September 30, 2020
Assets
Current assets
Cash and cash equivalents	$165,467	$200,491
Funds held for customers	316	—
Accounts receivable, net	43,185	35,796
Prepaid expenses	4,920	2,797
Other current assets	8,442	7,314
Total current assets	222,330	246,398
Property and equipment, net	1,907	1,034
Operating lease right-of-use assets	20,565	3,332
Goodwill	65,665	39,283
Intangible assets, net	45,394	24,380
Other assets	7,929	5,863
Total assets	$363,790	$320,290
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,802	$3,009
Customer funds payable	316	—
Accrued employee compensation	24,662	17,056
Accrued liabilities	4,719	5,237
Operating lease liabilities, current portion	4,529	1,460
Deferred revenue, current portion	57,431	50,904
Total current liabilities	96,459	77,666
Long-term liabilities
Long term debt	124,301	114,438
Operating lease liabilities, less current portion	17,229	2,067
Other long-term liabilities	2,283	1,448
Total long-term liabilities	143,813	117,953
Total liabilities	240,272	195,619
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	380,528	351,952
Accumulated other comprehensive loss	(1,205)	(1,213)
Accumulated deficit	(255,810)	(226,073)
Total stockholders’ equity	123,518	124,671
Total liabilities and stockholders’ equity	$363,790	$320,290

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Revenues
Subscription	$38,164	$29,672	$142,448	$116,184
Professional services	13,317	11,788	50,997	44,872
Total revenues	51,481	41,460	193,445	161,056
Cost of revenues
Subscription	13,408	8,579	49,933	34,461
Professional services	9,297	8,009	36,715	31,035
Total cost of revenues	22,705	16,588	86,648	65,496
Gross profit	28,776	24,872	106,797	95,560
Operating expenses
Research and development	11,795	8,455	44,661	34,361
Sales and marketing	11,128	9,297	43,239	38,979
General and administrative	8,259	6,757	33,311	28,826
Total operating expenses	31,182	24,509	121,211	102,166
Income (loss) from operations	(2,406)	363	(14,414)	(6,606)
Interest expense, net	3,699	3,371	14,344	6,322
Other expenses (income), net	35	347	210	(76)
Loss before income taxes	(6,140)	(3,355)	(28,968)	(12,852)
Provision for (benefit from) income taxes	(71)	302	769	812
Net loss	$(6,069)	$(3,657)	$(29,737)	$(13,664)
Net loss per share:
Basic and diluted	$(0.17)	$(0.11)	$(0.84)	$(0.40)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	35,921	34,684	35,461	34,008

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(29,737)	$(13,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,972	5,498
Stock-based compensation	29,963	22,500
Amortization of debt discount and issuance costs	9,863	3,405
Deferred income taxes	95	389
Amortization of capitalized contract acquisition costs	3,114	2,459
Loss on early extinguishment of debt	—	319
Other non-cash charges	10	(4)
Changes in assets and liabilities, net of acquisition
Accounts receivable	(3,542)	(8,836)
Prepaid expenses and other assets	(4,224)	(3,091)
Accounts payable	1,695	544
Accrued employee compensation	1,933	927
Other current and long-term liabilities	(2,003)	(2,433)
Deferred revenue	4,451	6,393
Net cash provided by operating activities	19,590	14,406
Cash Flows from Investing Activities
Purchases of property and equipment	(1,055)	(579)
Acquisition of business	(57,849)	—
Net cash used in investing activities	(58,904)	(579)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	4,307	4,234
Proceeds from issuance of convertible senior notes, net of issuance costs	—	166,409
Principal payments on debt	—	(44,750)
Net changes in customer funds payable	316	—
Net cash provided by financing activities	4,623	125,893
Effect of exchange rate changes on cash and cash equivalents	(17)	(9)
Net increase (decrease) in cash and cash equivalents	(34,708)	139,711
Cash and cash equivalents
Beginning of period	200,491	60,780
End of period	$165,783	$200,491

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(6,069)	$(3,657)	$(29,737)	$(13,664)
Reversal of non-GAAP items
Stock-based compensation expense	8,113	5,268	29,963	22,500
Depreciation and amortization	2,232	1,335	7,972	5,498
Acquisition-related expense	—	—	2,509	—
Interest expense, net	3,699	3,371	14,344	6,322
Other expenses (income), net	35	347	210	(76)
Provision for (benefit from) income taxes	(71)	302	769	812
Adjusted EBITDA	$7,939	$6,966	$26,030	$21,392

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$28,776	$24,872	$106,797	$95,560
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,230	980	7,690	4,094
Amortization of intangible assets (b)	709	282	2,409	1,193
Non-GAAP gross profit	$31,715	$26,134	$116,896	$100,847
Percentage of revenue	61.6%	63.0%	60.4%	62.6%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$24,756	$21,093	$92,515	$81,723
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,114	436	3,658	1,865
Amortization of intangible assets (b)	709	282	2,409	1,193
Non-GAAP subscription gross profit	$26,579	$21,811	$98,582	$84,781
Percentage of subscription revenue	69.6%	73.5%	69.2%	73.0%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,020	$3,779	$14,282	$13,837
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,116	544	$4,032	$2,229
Non-GAAP professional services gross profit	$5,136	$4,323	$18,314	$16,066
Percentage of professional services revenue	38.6%	36.7%	35.9%	35.8%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$(2,406)	$363	$(14,414)	$(6,606)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,113	5,268	29,963	22,500
Amortization of intangible assets (b)	2,008	1,171	7,196	4,751
Acquisition-related expense (c)	—	—	2,509	—
Non-GAAP operating income	$7,715	$6,802	$25,254	$20,645

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(6,069)	$(3,657)	$(29,737)	$(13,664)
Reversal of non-GAAP expenses
Stock-based compensation (a)	8,113	5,268	29,963	22,500
Amortization of intangible assets (b)	2,008	1,171	7,196	4,751
Acquisition-related expense (c)	—	—	2,509	—
Amortization of debt discount and issuance costs (d)	2,577	2,287	9,863	3,405
Non-GAAP net income	$6,629	$5,069	$19,794	$16,992

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	35,921	34,684	35,461	34,008
Diluted	35,921	34,684	35,461	34,008
Shares used in computing non-GAAP net income per share
Basic	35,921	34,684	35,461	34,008
Diluted	36,475	36,413	36,542	35,366
GAAP net loss per share
Basic and diluted	$(0.17)	$(0.11)	$(0.84)	$(0.40)
Non-GAAP net income per share
Basic	$0.18	$0.15	$0.56	$0.50
Diluted	$0.18	$0.14	$0.54	$0.48

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$282	$2,409	$1,193
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	709	282	2,409	1,193
Operating expenses
Research and development	—	—	—	—
Sales and marketing	1,299	889	4,787	3,558
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	1,299	889	4,787	3,558
Total amortization of intangibles assets (b)	$2,008	$1,171	$7,196	$4,751

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,114	$436	$3,658	$1,865
Professional services	1,116	544	4,032	2,229
Total stock-based compensation in cost of revenue (a)	2,230	980	7,690	4,094
Operating expenses
Research and development	1,531	882	6,051	4,625
Sales and marketing	1,930	1,571	7,541	6,160
General and administrative	2,422	1,835	8,681	7,621
Total stock-based compensation in operating expense (a)	5,883	4,288	22,273	18,406
Total stock-based compensation (a)	$8,113	$5,268	$29,963	$22,500

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.